EXHIBIT 24.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement on Form S-2 of Imaging Diagnostic Systems, Inc. of our report dated August 31, 1999, which appears on Page F-1 of Form 10-KSB for the year ended June 30, 1999, and to the reference to our firm under the caption "Experts" in the Prospectus.



                                            /s/ Margolies, Fink  and Wichrowski
                                            -----------------------------------
                                                MARGOLIES, FINK and WICHROWSKI
Pompano Beach, Florida
March 28, 2000